UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2024

Fusion Pharmaceuticals Inc.

(Exact name of Registrant as Specified in Its Charter)

Canada	001-39344	Not applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

270 Longwood Rd., S.
Hamilton, Ontario, Canada	L8P 0A6
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (289) 799-0891

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common shares, no par value per share	FUSN	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 29, 2024, Fusion Pharmaceuticals Inc. (“Fusion”) convened a special meeting (the “Meeting”) of the holders of common shares (the “Shares”) of Fusion (the “Shareholders”).

The following matters were submitted to a vote of Shareholders at the Meeting: (i) a proposal to consider, pursuant to an interim order of the Ontario Superior Court of Justice (Commercial List), dated April 24, 2024 (the “Interim Order”), and, if deemed advisable, to pass, with or without variation, a resolution (the “Arrangement Resolution”), approving a statutory arrangement (the “Arrangement”) under Section 192 of the Canada Business Corporations Act (the “CBCA”) pursuant to the Arrangement Agreement (the “Arrangement Agreement”), dated March 18, 2024 by and among Fusion, AstraZeneca AB (“Parent”) and 15863210 Canada Inc. (“Purchaser”), a wholly-owned subsidiary of Parent and (ii) a proposal to consider, and if deemed advisable, to pass, with or without variation, a resolution confirming Amendment No. 1 to the General Bylaws of Fusion (the “Bylaw Proposal”).

As of the close of business on April 16, 2024, the record date of the Meeting, there were approximately 84,965,608 Shares issued and outstanding and entitled to vote. A total of 68,678,602 Shares were voted at the Meeting representing approximately 80.83% of the issued and outstanding Shares as of the record date.

The number of votes cast for and against each proposal is set out below. There were no recorded abstentions or broker non-votes with respect to either proposal. Set forth below are the results of the Meeting:

Proposal 1 - The Arrangement Resolution

The Arrangement Resolution was approved, receiving the affirmative vote of (i) approximately 99.92% of the votes cast by the Shareholders, voting as a single class, present in person or represented by proxy and entitled to vote at the Meeting and (ii) approximately 99.92% of the votes cast by the Shareholders, present in person or represented by proxy and entitled to vote at the Meeting, after excluding the votes of those Shareholders whose votes are required to be excluded under Multilateral Instrument 61-101 - Protection of Minority Securityholders in Special Transactions. Votes were received as follows:

Shareholders

(i)

Votes For	% Votes For	Votes Against	% Votes Against
68,622,376	99.92%	56,226	0.08%

(ii)

Votes For	% Votes For	Votes Against	% Votes Against
68,265,744	99.92%	56,226	0.08%

Proposal 2 – Bylaw Proposal

The Bylaw Proposal was confirmed, receiving the affirmative vote of approximately 97.04% of the votes cast by the Shareholders, present in person or represented by proxy and entitled to vote at the Meeting. Votes were received as follows:

Votes For	% Votes For	Votes Against	% Votes Against
66,643,974	97.04%	2,034,628	2.96%

Item 7.01.	Other Events.

On May 29, 2024, Fusion issued a press release containing information about the voting results of the Meeting. A copy of this press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Description

99.1	Press release issued by Fusion Pharmaceuticals Inc. on May 29, 2024

104	Cover Page Interactive Data File (formatted as Inline XBRL and embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fusion Pharmaceuticals Inc.

Date: May 29, 2024	By:	/s/ Maria Stahl
Maria Stahl
Chief Legal Officer